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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85522, 333-74276, 333-69664 and
333-31758)and Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010,
333-82340 and 333-109959) of ViaSat, Inc. of our report dated June 18, 2003, except for Notes 2 and 14 for which the date is May 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

San Diego, California
June 1, 2004